Exhibit 5

April 8, 2008

JMAR Technologies, Inc.
10905 Technology Place
San Diego, CA  92127

Gentlemen:

I have acted as legal counsel for JMAR Technologies, Inc.  This opinion is rendered to you in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a total of 20,000,000 shares (the “Shares”) of the Company's $.01 par value Common Stock issuable pursuant to the JMAR Technologies, Inc. 2006 Equity Incentive Plan  (the “Plan”).

In rendering this opinion, I have examined and relied upon, among other things, originals or copies, identified to my satisfaction as being true copies, of the following: Certificate of Incorporation of the Company, as amended to date; Bylaws of the Company, as amended to date; and corporate records and other instruments and documents as were deemed necessary or appropriate for purposes of this opinion.  As to questions of fact material to this opinion, I have, when the relevant facts were not independently established by me, relied upon the documents we have examined or upon certificates of officers of the Company.  In my examination of the documents referred to above, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am an attorney duly admitted and qualified to practice in the State of California and I express no opinion as to the laws of any other jurisdiction except United States federal law.

Based upon the foregoing, I am of the opinion that the issuance of the Shares pursuant to the Plan has been duly authorized and, when issued, delivered and paid for in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the use of my name and inclusion of this opinion as an Exhibit to the attached Form S-8 Registration Statement.

Very truly yours,

/s/ Joseph G. Martinez
Joseph G. Martinez, Esq.